Exhibit 99.1

Phillips Edison Grocery Center REIT I Completes Acquisition of Real Estate and Asset Management Business from Phillips Edison Limited Partnership

Largest REIT exclusively focused on grocery-anchored shopping centers

Strategic acquisition overwhelmingly approved by shareholders and positions the Company for potential future liquidity event

Transaction expected to be immediately accretive to FFO

CINCINNATI (October 5, 2017) – Phillips Edison Grocery Center REIT I, Inc. (“PECO I” or the “Company”) has completed the acquisition of certain real estate assets and the third-party asset management business of its former sponsor and external advisor, Phillips Edison Limited Partnership (“PELP”).

The transaction forms an internally-managed, publicly-registered, non-traded REIT exclusively focused on grocery-anchored shopping centers with a total enterprise value of approximately $4 billion. The combined enterprise owns a diversified portfolio of 235 shopping centers comprising approximately 26.2 million square feet located in 32 states, as well as a third-party asset management business that manages over $2 billion of grocery-anchored shopping centers.

“The acquisition of PELP marks a significant milestone in our evolution,” said Jeff Edison, Chairman and Chief Executive Officer of the Company. “This strategic acquisition allows us to benefit from one of retail real estate’s most comprehensive and successful operating platforms, which was built over the past 25 years. As such, we are now better able to capitalize on growth in the grocery-anchored shopping center industry by gaining scale through our portfolio, as well as our asset management business. We are also better positioned to take advantage of future value creation opportunities, including a potential future liquidity event.”

“We continue to believe in the strength of grocery-anchored shopping centers, which take full advantage of heavy and regular traffic generated by the grocer. These assets have proven to be recession and e-commerce resistant, as on average each customer visits the grocery store 1.5 times per week. Our focus remains on acquiring and managing properties anchored by leading grocery and service-based retailers who continue to adapt as consumer preferences evolve.”

Summary of Strategic Benefits

This transaction is expected to create significant operational and financial benefits, including:

•	Maintains Exclusive Grocery Focus: Combined portfolio and all assets under management are focused on grocery-anchored shopping centers with an emphasis on necessity-based retailers, which have proven to be both internet and recession resilient.

•	Increased Potential for Future Growth: Acquired real estate has the opportunity for higher net operating income growth, and the asset management business provides an additional avenue for future long-term earnings growth as assets under management continue to increase.

•	Improved Earnings: Expected to be immediately accretive to funds from operations (“FFO”, as defined by the National Association of Real Estate Investment Trusts) through meaningful cost synergies from an internalized management structure. Estimated pro forma FFO would have increased by approximately 8-10% for the second quarter of 2017 relative to the performance of stand-alone PECO I.

•	Dividends and Dividend Coverage: Future monthly distributions for PECO I are expected to remain unchanged following the transaction. Estimated pro forma FFO would have fully covered the distributions for the second quarter of 2017.

•	Strengthened Balance Sheet: The combined Company is expected to have an improved capital position on a total debt/EBITDA basis and a total debt to enterprise value of approximately 43%, which positions the Company well for attractive future financing opportunities.

•	Better Alignment of Management: Internalized management structure creates better alignment with shareholders. Management is PECO I’s largest equity owner, owning over 20 million aggregate partnership units in PECO I’s operating partnership and common shares in PECO I, with a long-term view of shareholder value and subject to traditional and customary lock-ups.

•	Improved Geographic and Tenant Diversity: The combined Company owns a high-quality portfolio of 235 grocery-anchored shopping centers comprising approximately 26.2 million square feet in established trade areas located in 32 states, and will benefit from greater geographic, grocery anchor and tenant diversification.

•	Enhanced Liquidity Opportunities: Given its strengthened balance sheet, improved financials and internalized management structure, the combined Company is better positioned to capitalize on capital market opportunities, including potential liquidity alternatives.

Estimated Value per Share

PECO I has re-engaged Duff & Phelps, an independent third-party valuation firm, to perform a valuation of the combined Company. Management expects an updated estimated value per share to be established during the fourth quarter of 2017.

Previously, on May 9, 2017, the Company’s board of directors declared the estimated value per share of its common stock to be $10.20, as of March 31, 2017.

Ownership

Immediately following the closing of the transaction, PECO I shareholders own approximately 80.6%, and former PELP investors own approximately 19.4% of the combined company.

Transaction Approval

The transaction was approved by the independent special committee of PECO I’s board of directors, which had retained independent financial and legal advisors.

At the September 20, 2017 PECO I annual meeting of stockholders, the proposal to approve the transaction was approved by 91.4% of the shares which voted on the matter.

PELP received consent from over 93% of its partners in order to move forward with the transaction.

Advisors

Lazard acted as the exclusive financial advisor and Sidley Austin LLP acted as legal advisor to the special committee of the board of directors of PECO I. Goldman, Sachs & Co., JP Morgan Securities LLC, and KeyBanc Capital Markets Inc. acted as financial advisors and Latham Watkins LLP acted as legal advisor to PELP.

Forward Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction and anticipated accretion, dividend coverage, dividends and other anticipated benefits of the transaction. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about PECO I’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of PECO I’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. PECO I makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of June 30, 2017, PECO I owned and managed an institutional quality retail portfolio consisting of 159 grocery-anchored shopping centers totaling approximately 17.4 million square feet. For more information, please visit PECO I’s website at www.grocerycenterREIT1.com.

About Phillips Edison Limited Partnership

Since 1991, PELP has focused on the grocery-anchored shopping center sector. Prior to the closing of the transaction, PELP had a fully integrated in-house operating platform built on market leading expertise designed to optimize property value and consistently deliver a great shopping experience. Led by a veteran management team, PELP’s operating platform provided retail services including acquisition, redevelopment, leasing and management of grocery-anchored retail centers. PELP’s portfolio included a national footprint of retail properties with corporate offices in Cincinnati, Salt Lake City, New York City and Atlanta. For more information, please visit www.phillipsedison.com.

Investor Contact:

Michael Koehler

Director of Investor Relations

mkoehler@phillipsedison.com | 513-338-2743